UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 16, 2019

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue Dubuque, Iowa 52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreements

Agreement and Plan of Merger

On January 16, 2019, Heartland Financial USA, Inc. (“Heartland”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Blue Valley Ban Corp. (“BVBC”) providing for Heartland’s acquisition of BVBC. The Merger Agreement provides that, subject to the conditions and upon the terms set forth therein, BVBC will be merged with and into Heartland (the “Merger”). Immediately after the Merger, Bank of Blue Valley, a Kansas state chartered bank and a wholly owned subsidiary of BVBC, will merge with and into Morrill & Janes Bank and Trust Company, a Kansas state chartered bank and a wholly owned subsidiary of Heartland (the “Bank Merger”).

On the closing date of the Merger, holders of shares of BVBC common stock, including all outstanding shares of preferred stock that shall be converted prior to closing and all outstanding shares of restricted stock (which holders will own an aggregate of approximately 6,315,700 shares of BVBC common stock as of the closing date), shall receive 0.3271 shares of Heartland common stock for each share of BVBC common stock owned by such holders, subject to adjustment as described below. As a result, an aggregate of approximately 2,066,000 shares of Heartland common stock will be issued in the Merger, subject to adjustment. In the event the closing date of the Merger occurs on or after June 30, 2019, the exchange ratio will be adjusted downward if BVBC’s Adjusted Tangible Common Equity (as defined in the Merger Agreement) is less than $55,500,000 (the “Minimum Equity”). If the closing date of the Merger occurs before June 30, 2019, the Minimum Equity shall be reduced by an amount equal to the product of $20,000 multiplied by the number of calendar days from the closing date through June 30, 2019.

Based on the closing price of such common stock of $45.45 per share on January 15, 2019, the shares of Heartland common stock to be issued in the Merger represented an aggregate value of approximately $93.9 million, or $14.87 per share of BVBC common stock. The value of the merger consideration received by holders of BVBC common stock will change with fluctuations in the price of Heartland common stock. At the closing of the Merger, Heartland will also (a) repay in full a long-term loan of BVBC in the aggregate principal of approximately $7,400,000, and (b) assume all obligations of BVBC with respect to certain subordinated debentures (which have a par value of approximately $19,600,000) issued in connection with a trust preferred securities financing by BVBC.

The Merger is intended to qualify as a tax-free reorganization under the applicable provisions of the Internal Revenue Code. If the Merger is not completed under certain circumstances set forth in the Merger Agreement, BVBC has agreed to pay Heartland a termination fee of $3,756,000. Subject to Heartland’s option to increase the exchange ratio, in the event of a significant decline in the trading price of Heartland common stock, BVBC may exercise certain “double-trigger” walkaway rights and terminate the Merger Agreement.

The Merger is subject to the satisfaction of customary closing conditions, including adoption of the Merger Agreement by the BVBC shareholders, receipt of bank regulatory approvals and the Securities and Exchange Commission (the “SEC”) having declared effective under the Securities Act of 1933, as amended, Heartland’s registration statement covering the issuance of the shares of Heartland common stock in the Merger. Heartland anticipates that the Merger will be completed in the second quarter of 2019. Each of Heartland and BVBC will have the right to terminate the Merger Agreement if the Merger is not completed by July 31, 2019.

Based in Overland Park, Kansas, BVBC is the holding company for Bank of Blue Valley (“BankBV”). BankBV provides a broad range of banking services to consumer and commercial customers in Johnson County, Kansas. BankBV accepts various types of deposits, including time and demand deposits, checking and savings accounts, certificates of deposit, individual retirement accounts, NOW accounts and money market deposits. BankBV provides personal loans, small business loans, commercial real estate mortgage loans, residential mortgage loans, working capital financing and commercial real estate loans. In addition, BankBV offers wealth management services (including financial planning, private banking, trust and investment services), debit and credit cards, and online and mobile banking services. As of September 30, 2018, BVBC had approximately $728 million in total assets, $527 million in net loans outstanding, $607 million in deposits and $50 million in total shareholders’ equity.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which will be filed as part of the Registration Statement (as defined below).

The Merger Agreement and the above description of the Merger Agreement and related transactions have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about Heartland, BVBC or their respective subsidiaries, affiliates or businesses. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each party to the other for the purpose of allocating contractual risk between them that differs from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Heartland, BVBC or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Heartland or BVBC. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Heartland and BVBC and their respective subsidiaries and affiliates that the respective companies include in reports, statements and other filings they make with the SEC or the OTCQX, respectively.

Additional Information and Where to Find It

Heartland intends to file with the SEC a registration statement on Form S‑4 (the “Registration Statement”) to register the shares of Heartland common stock that will be issued to BVBC shareholders. The Registration Statement will include a proxy statement/prospectus that will be used to solicit proxies for a special meeting of the BVBC shareholders at which the Merger will be considered (the “Proxy Statement/Prospectus”). The Proxy Statement/Prospectus will contain important information about BVBC, Heartland and the Merger. All BVBC shareholders are urged to read the Proxy Statement/Prospectus carefully when it becomes available. Once filed, the Registration Statement, the Proxy Statement/Prospectus and related documentation will be available at no charge at the SEC’s website (www.sec.gov), Heartland’s website (www.htlf.com) or by contacting Bryan R. McKeag, Executive Vice President and Chief Financial Officer of Heartland, at (563) 589‑1994.

BVBC and certain of the directors and executive officers of BVBC may be deemed to be participants in the solicitation of proxies from the shareholders of BVBC in connection with the Merger. Information about the directors and executive officers of BVBC and their securities holdings will be included in the Proxy Statement/Prospectus, when it is filed as part of the Registration Statement. Information about the directors and executive officers of Heartland and their beneficial ownership of Heartland common stock is set forth in the proxy statement for Heartland’s 2018 Annual Meeting of Stockholders, as filed with the SEC on Schedule 14A on April 6, 2018. Information about the directors and executive officers of BVBC and their beneficial ownership of BVBC common stock is set forth in the proxy statement for BVBC’s 2018 Annual Meeting of Stockholders, as filed with the OTCQX on April 9, 2018. Additional information regarding the interests in the Merger of the BVBC directors and executive officers and other persons who may be deemed participants in the transactions contemplated by the Merger Agreement and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the Proxy Statement/Prospectus and other relevant documents regarding the Mergers to be filed with the SEC. Free copies of these documents may be obtained as described above.

Item 7.01 Regulation FD Disclosure

On January 16, 2019, Heartland issued a press release announcing the execution of the Merger Agreement. A copy of the press release announcing the Merger is furnished as Exhibit 99.1 to this Current Report on Form 8‑K.

Heartland has posted on the “Investor Relations” page of its Internet website (www.htlf.com) supplemental information related to the Merger. A copy of the supplemental information is furnished as Exhibit 99.2 to this Current Report on Form 8‑K. Heartland is not undertaking any obligation to update this presentation.

The press release and supplemental information referred to above are furnished pursuant to Item 7.01 as part of this Current Report on Form 8‑K and are not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of such Section 18.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired.
None.

(b)	Pro Forma Financial Information.
None.

(c)	Exhibits.
99.1    Press Release dated January 16, 2019
99.2    Supplemental Information dated January 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2019	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Bryan R. McKeag
Executive Vice President
Chief Financial Officer